UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): November 14, 2014

                           FLEXIBLE SOLUTIONS INTERNATIONAL INC.
                           -------------------------------------
                   (Exact name of Registrant as specified in its charter)


     Nevada                           001-31540                  91-1922863
-----------------------         ---------------------        -----------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)

                              615 Discovery Street
                       Victoria, British Columbia V8T 5G4
        ---------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

      Registrant's telephone number, including area code:(250) 477-9969

                                       N/A
           ----------------------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

      On November 14, 2014, the Company issued a press release announcing the Company's financial results for the three months ended November 30, 2014.

Item 7.01   Regulation FD Disclosure

      On November 17, 2014, the Company held a conference call to discuss its financial results for the three months ended November 30, 2014, as well as other information regarding the Company.

Item 9.01.  Financial Statements and Exhibits

   (d)  Exhibits

Number         Description
-----          -----------

99.1           November 14, 2014 Press Release
99.2 Text of opening remarks by Dan O'Brien/November 17, 2014 conference call

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 17, 2014         FLEXIBLE SOLUTIONS INTERNATIONAL INC.


                                 By:  /s/ Daniel B. O'Brien
                                      -----------------------------------------
                                     Daniel B. O'Brien, President and Chief
                                        Executive Officer

                                  EXHIBIT 99.1

News Release

November 14, 2014

-------------------------------------------------------------------------------
                  FSI ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
-------------------------------------------------------------------------------

              Conference call scheduled for Monday Nov. 17th, 2014
                   11:00am Eastern time, 8:00am Pacific Time
                            See dial in number below


VICTORIA, BRITISH COLUMBIA, Nov 14, 2014 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE AMEX: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the Third Quarter (Q3) ended Sept. 30, 2014.

Mr. Daniel B. O'Brien, CEO, states, "We are pleased with our financial progress. The increase in Q3 revenue was a result of both a rise in polyaspartate sales and the WaterSavr sale to Wichita Falls TX. Predicting the full year revenue is not possible even with less than 2 months remaining, however, we feel that the general direction of our business is upward for the next several quarters at least."

     o Sales in the third quarter (Q3), were $3,850,514, up 29% when compared to sales of $2,980,999, in the corresponding period a year ago. The result was a GAAP accounting net income of $177,228, or $0.01 per basic weighted average shares for Q3, 2014, compared with an accounting net loss of $681,900, or $0.05 per basic weighted average share, in Q3, 2013.

     o Basic weighted average shares used in computing per share amounts in Q3 were 13,169,991 for both 2014 and 2013.

     o Non-GAAP operating cash flow: For the 9 months ending Sept. 30, 2014, net income reflects $494,922 of non-cash charges (depreciation and stock option expenses), and net income tax expense of $107,519. These items are either non-cash items or items not related to operations or current operating activities. When these items are removed, the Company shows operating cash flow of $1,023,844, or $0.08 per weighted average share. This compares with operating cash flow of $589,863, or $0.04 per share, in the corresponding 9 months of 2013 (see the table that follows for details of these calculations).


The NanoChem division continues to contribute most to our sales and cash flow and, new opportunities are unfolding to further increase sales in this division. First half sales may be larger than second half. This is due to potential growth in agricultural product sales, sales which tend to be stronger during the first half of each year.

                                 (TABLE FOLLOWS)

* CEO, Dan O'Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Monday November 17th to discuss the financials. Call 719-457-1035 (or 888-576-4398), just prior to the scheduled call time. The conference call title, "Third Quarter 2014 Financials," may be requested. *

The above information and following table contains supplemental information regarding income and cash flow from operations for the 3 & 9 months respectively ended Sept 30, 2014 and 2013. Adjustments to exclude depreciation, stock option expenses, one time charges and certain other expenses are given. This financial information is a non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
           For 3 Months Ended Sept. 30 (9 Months Operating Cash Flow)
                                   (Unaudited)
-------------------------------------------------------------------------------
                                                   3 months ended Sept. 30,
                                                    2014          2013
                                               --------------------------------

Revenue                                         $ 3,850,514      $ 2,980,999
Net income (loss) GAAP                          $   177,228  a   $  (681,900) a
Net income (loss) per common share -
   basic.  GAAP                                 $      0.01  a   $     (0.05) a
3 month weighted average shares used in
   computing per share amounts - basic. GAAP     13,169,991       13,169,991


                                                 9 month Operating Cash Flow
                                               -------------------------------
                                                       Ended Sept. 30,
                                               --------------------------------

Operating Cash flow (9 months). NON-GAAP        $ 1,023,844  b   $   589,863 b

Operating Cash flow per share excluding
  non-operating items and items not related
  to current operations (9 months) - basic.
  NON-GAAP                                      $      0.09      $      0.04
Non-cash Adjustments (9 month)                  $   494,922  c   $ 1,068,011 c

9 month basic weighted average shares used in
  computing per share amounts - basic GAAP       13,169,991       13,169,991
-------------------------------------------------------------------------------

Notes: certain items, including items not related to operations or current operating activities of the Company, have been excluded from net income as follows:

a. Non-GAAP - as of January 2013 the accumulated loss and expenses resulting from the Alberta, Canada division can now be used to reduce taxable income from the Illinois division.

b. NON-GAAP - This calculation begins with 9 month net income (loss). The amount excludes certain non-cash items such as depreciation and stock option expenses (2014 = $494,922, 2013 = $1,068,011), as well as interest income (2014 = n/a, 2013 = $2,000) gain on sale of equipment (2014 = n/a, 2013 = $2,057) and provision for net income taxes (2014 = 107,519, 2013 =
     $72,480). This is a 9 month number as per financials.

c. NON-GAAP - amount represents depreciation and stock option expenses (2014 = $494,922, 2013 = $1,068,011). This is a 9 month number as per financials.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
               206 - 920 Hillside Ave, Victoria, BC CANADA V8T 1Z8


Contact                                       Flexible Solutions International -
                                                                     Head Office
                                                                     Jason Bloom
                                                               Tel: 250-477-9969
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com

If you have received this news release by mistake or if you would like to be removed from our update list please reply to: sara@FlexibleSolutions.com

To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.

                                  EXHIBIT 99.2

Q3 2014

Good morning. I'm Dan O'Brien, CEO of Flexible Solutions.

Safe Harbor provision:

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statements with respect to events, the occurrence of which involve risks and uncertainties. These fo rward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Welcome to the FSI conference call for third quarter 2014.

Before concentrating on the financials, I'd like to talk about where we are in our product lines and what we think may occur over the next several quarters.

The NanoChem division represents most of the revenue of FSI. This division makes poly-aspartic acid called TPA for short, a biodegradable protein with many valuable uses.

TPA is used in agriculture to increase crop yield. The method of action is through limiting crystal embryo growth between fertilizer ions and other ions in the soil. When embryonic crystals are prevented from transforming into fully crystalline form by TPA, the fertilizer remains available to plants further into the growing season. The firm but light attraction between the TPA and the fertilizer ions also reduces fertilizer run-off. Keeping fertilizer easily available to crops results in better yield with the same level of fertilization. In North America alone, the wholesale market is estimated at over $2 billion a year and most crops are able to use TPA very profitably.

TPA in agriculture is a unique economic situation for all links in the sales to end user chain. FSI earns a fair profit on manufacturing, distribution earns a strong profit selling to dealers, dealers make good profits selling to growers, yet the grower still earns a great profit from the extra crops he produces with the same land and the same fertilizer program. More than 350 trials over the last 15 years have demonstrated that investing $10 - $15 per acre in TPA can payback $30 to $100 or more. We believe this is an excellent basis for long-term growth in sales as more growers become aware of this improvement to best practices.

TPA is also a biodegradable way of treating oilfield water to prevent pipes from plugging with mineral scale. Our sales into this market are well established and growing steadily but, can be subject to temporary reductions when production is cut back or when platforms are shut down for reconditioning. A simple explanation of TPA's effect is that it prevents the scaling out of minerals that are part of the water fraction of oil as it exits the rock formation. The scale must be prevented to keep the pipes from clogging. Used as a biodegradable additive in fracking fluid, TPA has the same effect on the pipes but is also known to reduce scale plugging of rock pores thus increasing the flow of oil and gas to the pipes from the rock. Many alternative chemicals are used to prevent pore plugging - TPA is the biodegradable choice.

SUN 27(TM): The product is ready for full scale production and we are actively pursuing orders. It is a fertilizer additive that reduces the speed of nitrogen fertilizer degradation in soil. Most soils contain the protein urease, which is an enzyme that degrades nitrogen fertilizer. Up to half the nitrogen applied to a field can be lost to urease activity. This is a significant cost to the grower and has negative environmental side effects. Sales began in First Quarter 2014 and are expected to accelerate in late 2014 or early 2015 as growers and distributors make their nitrogen conservation plans for the 2015 season. The size of the potential market for urease inhibition is very large given that nitrogen, in various formats that can be protected by SUN 27(TM), is applied to millions of acres of crop land worldwide each year and that nitrogen loss through urease enzyme activity destroys large amounts of expensive nitrogen fertilizer. SUN 27(TM) is equal to, or better than, competing products and pricing is set to be very competitive at both wholesale and retail levels. SUN 27(TM) has a lower freezing point than competing urease inhibitors resulting in reduced storage problems. SUN 27(TM) is manufactured in the US and sold by our NanoChem subsidiary: www.nanochems.com. SUN 27(TM) is now available in multi-truckload volumes.

DCD: As a result of our inventive work to develop SUN 27(TM), we became expert enough in nitrogen conservation chemistry to formulate a solution to the second major cause of nitrogen fertilizer loss; de-nitrification. This is also caused by bacterial activity in soil - warm wet soils are the most prone - resulting in oxygen being stripped from the fertilizer to leave nitrogen gas. The gas can't be used by the plants and escapes to the atmosphere. The gold standard for reducing de-nitrification is a DCD solution and we have developed an excellent version. We have organized multi-truckload capacity and are actively seeking orders for Q1 2015. At this time we will be manufacturing for distribution under trade names owned by the distributors and have not yet chosen a trademark for our DCD product.

Watersavr(TM) is included in the main part of my speech for the first time in several years. We are continuing our efforts in the USA, Turkey, Morocco, Chile, parts of East-Asia and Australia. The successful trial in 2012 on Lake Sahara in Las Vegas has provided concrete evidence that Watersavr(TM) works safely in the US southwest and saves water at low cost to the water owner.

The Lake Sahara project, the AWWA journal article that resulted from the Lake Sahara project and the hard work over the last decade at sites around the world have led to the pilot program which completed this fall in Wichita Falls, Texas. There were no problems encountered during the pilot and we feel comfortable that we have the equipment and skills to protect even larger lakes from evaporative loss. The results of the pilot program are being tabulated and assessed. They will be released by the Texas authorities when they feel it is appropriate. Because the unofficial results appear to be positive [possibly 18% water savings on a 5700 acre reservoir] we are hopeful that a larger contract for 2015 may be available. The pilot was watched with extreme interest by water management groups throughout the US and internationally. We hope the Wichita Falls pilot will be the tipping point that results in mainstream use of Watersavr(TM).

We are pleased to hear from Lake Sahara, Las Vegas that for the third year in a row, they are sure they have saved money and water. Water quality is exactly as it was before the introduction of Watersavr(TM). In addition, the endangered fish species population of Lake Sahara is larger today than the first year of Watersavr(TM) use.



Q4 and the start of 2015

Potential increases in sales are possible in all product lines. EX-10(TM), TPA for agricultural use, begins uptake in Q4 for the 2015 season and we are told by our distributors that their inventory is very low. SUN 27(TM), the first nitrogen conservation product for agriculture that we introduced this year is entering a full season of sales which is normally Q4 and Q1. Our second product for nitrogen conservation, DCD, is also a Q4 and Q1 purchase decision. The drop in crop prices in the last year has not changed the business case for using our agricultural products but it has reduced early purchase decisions. We do not know if this will affect our Q4 sales.

Growth in oilfield use of TPA is likely but with the caveat that the recent fall in oil prices may cause customers to schedule maintenance shutdowns that cause temporarily reduced uptake.

 WaterSavr(TM) does not expect sales in Q4 because of the Northern hemisphere winter. It is possible that small orders may occur in Q1 for use in the summer of 2015 but our expectation is that the significant sales, if they occur, will be in Q2 and Q3.

We are not able to provide specific growth predictions because, even with loyal, growing customers and new sales opportunities in multiple markets, our sales are purchase order by purchase order rather than long term uptake contracts. It is unrealistic to give numerical guidance under these conditions. We are comfortable predicting that full year 2015 revenue will be higher than 2014. In Q4 2014 we may see faster year over year growth due to pre-ordering of agricultural TPA and SUN 27(TM) for the 2015 season. Throughout 2015 we expect additional growth in revenue with the usual lumpy quarterly numbers because of customer behavior, weather, crop pricing, oil platform maintenance and the other variables of our business.

Highlights of the financial results:

Sales for the quarter increased 29% to $3.85 million compared with $2.98 million for Q3 2013. The result is a gain of $177 thousand or $0.01 per share in the 14 period, compared to a loss of $682 thousand or $0.05 per share, in 2013.

Working capital is very adequate. The Company's growth is supported by its line of credit with a Chicago based bank.

FSI also provides a non-GAAP measure useful for judging year over year success. "Operating cash flow" is arrived at by removing depreciation, option expenses and one-time items from the statement of operations.

For the nine months ending Sept 2014, operating cash flow was $1.024 million, 8 cents per share compared to $590 thousand and 4 cents per share in 2013. Detailed information on how to reconcile GAAP with non-GAAP numbers is included in our news release of November 15th.

Our other product line, swimming pool products, is being emphasized less than the NanoChem and Watersavr(TM) divisions while maintaining the long-term opportunities and limiting the cash and management costs. Swimming pool product sales have been impacted by competition this year and we have formulated responses which will not show success or failure until summer 2015.

The text of this speech will be available on our website by Tuesday November 18th and email or fax copies can be requested from Jason Bloom at 1800 661 3560. [Jason@flexiblesolutions.com] Thank you, the floor is open for questions